SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2016

EMERSON RADIO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-07731	22-3285224
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 University Plaza, Suite 405, Hackensack, NJ	07601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 428-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 16, 2016, Emerson Radio Corp. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, 23,482,230 shares of the Company’s common stock were represented either in person or by proxy, which is equal to 86.56% of the Company’s outstanding common stock as of the October 24, 2016, record date.

The following three proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 26, 2016, were before the meeting, and they received the following votes:

Proposal 1: Election of Directors — The number of votes for, withheld and all shares as to which brokers indicated that they did not have authority to vote with respect to each director nominee were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Christopher Ho	15,946,650	2,927,140	4,608,440
Duncan Hon	15,965,526	2,908,264	4,608,440
Michael Binney	15,965,054	2,908,736	4,608,440
Kareem E. Sethi	18,345,953	527,837	4,608,440
Kin Yuen	18,351,728	522,062	4,608,440

Proposal 2: Ratification of the Appointment of MSPC Certified Public Accountants and Advisors, A Professional Corporation as the Independent Registered Public Accountants of the Company for the fiscal year ending March 31, 2017 — The final number of votes cast for, against or abstaining and broker non-votes were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
23,243,408	210,512	28,310	0

Proposal 3: Approval of an Advisory Resolution on the Fiscal 2016 Compensation of the Named Executive Officers of the Company — The final number of votes cast for, against or abstaining and broker non-votes were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
18,498,725	344,436	30,629	4,608,440

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON RADIO CORP.

By:	/s/ Duncan Hon

Name: Duncan Hon
Title: Chief Executive Officer

Dated: November 22, 2016